Exhibit 99.1

CNET Networks Reports First Quarter 2008 Financial Results

Company Posts First Quarter Revenue of $91.4 Million

Monthly Unique Users Increase to 161 Million

SAN FRANCISCO—April 24, 2008—CNET Networks, Inc. (Nasdaq: CNET) today reported financial results for the quarter ended March 31, 2008.

“During the quarter we saw strong traffic growth at each of our key brands, embarked on an exciting strategic partnership with Yahoo! that will positively impact many areas of our business, and we took important steps to reduce costs and improve the profitability of our operating structure,” said Neil Ashe, chief executive officer, CNET Networks. “While we are pleased with our progress against these strategic initiatives, there is more to do and we are focused on improving our operational performance.”

First Quarter 2008 Financial and Operating Highlights

Revenues – Total revenues for the first quarter were $91.4 million, a 3% percent increase compared to revenues of $89.1 million for the same period of 2007.

Operating Loss – On a reported basis, operating loss totaled $18.0 million during the first quarter of 2008 compared to an operating loss of $7.7 million in the year-ago quarter. First quarter 2008 reported operating loss reflects restructuring charges of $5.1 million. Operating loss also includes $2.0 million of costs related to stockholder proposals and $0.3 million of expenses related to the Company’s stock option investigation related costs offset by a $2.2 million insurance recovery for litigation expenses. First quarter 2007 reported operating loss reflects $4.4 million in stock option investigation related costs.

Non-GAAP operating income before depreciation, amortization, stock compensation expense, restructuring charges and stockholder proposals and stock option investigation related costs, net, was $1.7 million compared to $11.0 million during the first quarter of 2007.

Net Loss – Net loss for the first quarter of 2008 was $6.1 million or a loss of $0.04 per share as compared to a net loss of $9.1 million, or a loss of $0.06 per share for the first quarter of 2007. Excluding depreciation, amortization, stock compensation expense, restructuring charges, expenses associated with stockholder proposals and stock option investigation related costs, net, discontinued operations and certain non-operating gains, non-GAAP net loss for the first quarter of 2008 was $4.3 million, or $0.03 per share, compared to non-GAAP net income of $0.5 million during the first quarter of 2007.

Cash Flow and Capital Expenditures – Net cash provided by operating activities for the first quarter of 2008 was $15.9 million, up from $11.0 million for the first quarter of 2007. Capital expenditures in the first quarter of 2008 were $7.7 million compared to $7.2 million in the first quarter of 2007. Excluding costs of $2.0 million associated with stockholder proposals costs and a net recovery related to the Company’s stock option investigation related costs of $1.9 million in the first quarter of 2008 and of $4.4 million in the first quarter of 2007, free cash flow for the first quarter of 2008 and 2007 was $8.3 million. Free cash flow is defined as cash flow from operating activities less capital expenditures.

User Metrics – CNET Networks' global network of Internet properties reached an average of 161 million unique monthly users during the first quarter of 2008 (1). Average daily page views were nearly 90 million during the first quarter (1).

Business Highlights

Strategic Partnerships: In a separate press release issued today, CNET Networks and Yahoo!, Inc., announced a broad, multi-year agreement that encompasses advertising, content, and search marketing. Under the partnership, CNET Networks and Yahoo! will work together to offer both companies’ marketing partners additional opportunities to reach their target audience across both networks’ leading web sites. In addition, CNET.com will become the leading provider of technology and consumer electronics content across Yahoo! Tech and other Yahoo sites, and CNET will sell its video inventory in the Yahoo environment. Finally, CNET will construct a program at CNET Download.com for the thousands of independent software vendors in its marketplace to profit from distribution of the Yahoo! toolbar with their products and services.

“We’re excited about this important partnership with Yahoo!,” said Ashe. “With this relationship, we have dramatically expanded the reach of our most important brand, we have optimized our undersold inventory with a premium ad network, and we have created the largest vertical technology ad network for our sales force to sell.”

Business Realignment: During the quarter, CNET Networks announced a 10 percent reduction in its U.S. workforce. The reduction was the result of the continued implementation of CNET Networks’ established business plan and long-term growth strategy, and allows the company to put greater emphasis on its strategic priorities, which include focusing on its leading brands, driving efficiencies throughout the business, and reducing costs.

Brand Highlights: During the first quarter, CNET Networks continued to drive innovation and product developments across its leading brands. Recent examples include:

BNET (www.bnet.com) continued to launch new features to help business professionals succeed at work. The site, which launched just over a year ago, offers practical insight and straightforward tools that address the challenges business managers face everyday, including award-winning original content, and access to more than 11 million resource articles from over 3,000 leading independent publishers. During the first quarter, BNET launched BNET Industries (www.bnet.com/industries), a free, comprehensive resource providing in-depth news and analysis on 11 industries, including healthcare, automotive, media, pharmaceutical, financial services, food, retail, advertising, energy, technology, and travel, with more industries to be added in the future. BNET Industries combines original reporting with information on more than 9,000 public companies, giving business managers a single destination where they can research their business ecosystem, and easily access the information that keeps them sharp, informed, and competitive. With a monthly audience of more than nine million people, BNET also continued to attract new advertisers during the quarter, including American Express, AT&T, MasterCard, Visa, and WebEx.

CNET (www.cnet.com) continues to be the leading destination for a world gone digital. During the quarter, CNET further expanded the reach of its premium video content with the launch of its own channel on YouTube, featuring CNET’s original shows such as The Buzz Report, Loaded, and Top 5. The site also announced the official launch of CNET TV 2.0 (www.cnettv.com), featuring closed captioning of the site’s popular video content for the deaf and hard-of-hearing communities. To further expand the reach of the brand into new demographics, CNET partnered with Univision Online, Inc., the interactive division of Univision Communications, Inc. and the largest Spanish language brand in the country to launch a new Spanish-language technology mini site on Univision.com (keyword: Tecnologia). Hosted by Univision and branded CNET, the new site features CNET news, reviews, and videos all translated into Spanish. The Spanish speaking population is the fastest growing demographic in the U.S., and the Univision Web sites and broadcast operations reach over 90 percent of the approximately 44 million Hispanics in the U.S. today (2).

Awards

CNET Networks media properties continued to gain recognition for outstanding content from outside sources during the quarter. CNET News.com was recognized during the quarter for its story “iPhone: The Wait is Over” with a Best in Business Award from the Society of American Business Editors and Writers. In addition, CNET, GameSpot, Metacritic and, TV.com were all named Official Honorees for the 2008 Webby Awards, signifying an outstanding caliber of work. The company’s food web site, CHOW, was recognized for its editorial content and design with nine award nominations. The prestigious nominations include a National Magazine Award for general excellence online; two James Beard awards for best website and best web cast; a Webby Award nomination in the food and beverage category; four Maggie awards, including best consumer web site and best consumer web site design; and a Bert Green Journalism award.

Business Outlook

For the second quarter of 2008, management anticipates total revenues of $100 million to $104 million. This represents year-over-year growth of between 6 percent and 10 percent. Management estimates operating income (loss) in the range of a loss of $0.3 million to income of $1.7 million for the second quarter. Management expects operating income before depreciation, amortization, stock compensation expense, restructuring costs and stockholder proposals and stock option investigation related costs, net, of between $15 million and $17 million for the second quarter. Earnings per share is expected to be $0.00 in the second quarter.

For 2008, management expects total annual revenues to be in the range of $440 million to $460 million. This represents growth of between 8 percent and 13 percent. Management estimates operating income of between $24 and $33 million. Management expects operating income before depreciation, amortization, stock compensation expense, restructuring costs and stockholder proposals and stock option investigation related costs, net, to be between $88 million and $96 million. Earnings per share is expected to be in the range of $0.03 to $0.04 per share for the year.

Operating income and earnings per share guidance for the second quarter 2008 does not consider restructuring charges or ongoing costs or insurance reimbursements associated with the Company's concluded stock option investigation or expenses associated with the Company’s recent stockholder proposals. Operating income and earnings per share guidance for 2008 does not consider restructuring charges or ongoing costs or insurance reimbursements associated with the Company’s concluded stock option investigation or expenses associated with the Company’s recent stockholder proposals that may be incurred in the third and fourth quarters of 2008.

More detailed guidance, as well as a table that reconciles operating income before depreciation, amortization, and stock compensation guidance to operating income (loss) guidance can be found on the "Guidance to the Investment Community" sheet that accompanies this press release.

Conference Call and Webcast

CNET Networks will host a conference call to discuss its first quarter results and business outlook beginning at 5:00 pm ET (2:00 pm PT), today, April 24, 2008. To listen to the discussion, please visit http://ir.cnetnetworks.com and click on the link provided for the webcast conference call or dial (800) 344-1035 (international dial-in: (706) 679-3076). A replay of the conference call will be available via webcast at the URL listed above or by calling (800) 642-1687 (international dial-in: (706) 645-9291) and entering the conference ID number 43220851. The Company's past financial news releases, related financial and operating information, and access to all Securities and Exchange Commission filings, can also be accessed at http://ir.cnetnetworks.com.

Non-GAAP Financial Measures

Explanations of the Company’s non-GAAP financial measures and the related reconciliations to the GAAP financial measures the Company considers most comparable are included in the accompanying “Note to Unaudited Condensed Consolidated Statements of Operations,” “Consolidated Operating Loss Reconciliation,” “Consolidated Net Loss Reconciliation,” “Consolidated Cash Flows from Operating Activities Reconciliation” and “Consolidated Operating Expense Reconciliation.”

Safe Harbor

This press release and its attachments include forward-looking information and statements that are subject to risks and uncertainties that could cause actual results to differ materially. These statements are only effective as of the date of this press release and CNET Networks undertakes no duty to publicly revise or update these forward-looking statements, whether as a result of new information, future developments or otherwise. These forward-looking statements include the statements under the sections entitled "Business Outlook" which set forth our estimated financial performance for the second quarter and full year of 2008, including future revenue, expenses, operating income and earnings per share, and statements regarding our expected growth, progress,market opportunities and operational performance. In addition, management expects to provide forward-looking information statements on the conference call to be held shortly following the issuance of this release, which are also subject to risks and uncertainties that could cause actual results to differ materially. The forward-looking statements in this release and on the conference call are identified by the words "expect," "estimate," "target," "believe," "goal," "anticipate," "intend" and similar expressions or are otherwise identified in the context in which they are made as being forward-looking. These statements are only effective as of the date of this release and we undertake no duty to publicly update these forward-looking statements, whether as a result of new information, future developments or otherwise. The risks and uncertainties that could cause actual results to differ materially from those projected include: a lack of growth or a decrease in marketing spending on the Internet due to failure of marketers to adopt the Internet as an advertising medium at the rate that we currently anticipate; a lack of growth or decrease in marketing spending on CNET Networks' properties in particular, which could be prompted by competition from other media outlets, both on and off the Internet; dissatisfaction with CNET Networks' services, or economic difficulties in our clients' businesses; the inability of our exiting brands to attract new users; the inability to innovate or adapt to market opportunities and changes at a successful pace; an increase in the competitiveness of the market for qualified employees; changes in our stock price or volatility, both of which could increase our estimated stock compensation expense; the failure of existing advertisers to meet or renew their advertising commitments as we anticipate, many of which are for short terms, which would cause us to not meet our financial projections; the failure to attract advertisers outside of our traditional technology and consumer electronics categories, which would cause us to not meet our financial projections; a continued decline in revenues from our print publications as advertising dollars shift to other media; the acquisition of businesses or the launch of new lines of business, which could decrease our cash position, increase operating expense, and dilute operating margins; an increase in intellectual property licensing fees or infringement claims, which could increase operating expense, including amortization; the risk of future impairment of our intangible assets, goodwill or investments based on a decline in our business or investments; costs associated with stockholder proposals and the stock option investigation and related costs and general risks associated with our business. For additional discussion regarding the risks related to CNET Networks' business, see its Annual Report on Form 10-K for the year ended December 31, 2007 and Current Reports on Form 8-K, including disclosures under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which are filed with the Securities and Exchange Commission and are available on the SEC's website at www.sec.gov.

About CNET Networks, Inc.

CNET Networks, Inc. (Nasdaq: CNET – www.cnetnetworks.com) is an interactive media company that builds brands for people and the things they are passionate about, such as gaming, music, entertainment, technology, business, food, and parenting. The Company's leading brands include BNET, CNET, GameSpot, TV.com, and CHOW. Founded in 1992, CNET Networks has a strong presence in the US, Asia, and Europe.

(1)	CNET Networks Internal Log Data, January 2008 to March 2008

(2)	U.S. Census Bureau, 2006

Investor Relations Contact:	Media Contact:
Todd Friedman	Sarah Cain
The Blueshirt Group	CNET Networks
415/217-5869	415/344-2218
todd@blueshirtgroup.com	sarah.cain@cnet.com

CNET Networks, Inc.

Condensed Consolidated Statements of Operations

Unaudited

(in thousands, except per share data)

	Three Months Ended March 31,
	2008	2007
Revenues	$91,420	$89,077
Operating expenses:
Cost of revenues (1)	47,707	41,892
Sales and marketing (1)	29,020	25,168
General and administrative (1)	17,905	16,046
Restructuring charges	5,071	—
Stockholder proposals and stock option investigation related costs, net (2)	103	4,429
Depreciation	6,849	7,059
Amortization of intangible assets	2,766	2,152

Total operating expenses	109,421	96,746

Operating loss	(18,001)	(7,669)

Non-operating income (expense):
Realized gain on privately-held investment	990	—
Interest income	957	638
Interest expense	(1,883)	(1,346)
Other, net	1,023	301

Total non-operating income	1,087	(407)

Loss from continuing operations before income taxes	(16,914)	(8,076)
Income tax (benefit) expense	(10,849)	182

Loss from continuing operations	(6,065)	(8,258)
Loss from discontinued operations, net of tax (3)	(22)	(860)

Net loss	$(6,087)	$(9,118)

Basic and diluted net loss per share
Earnings per share from continuing operations	$(0.04)	$(0.05)
Earnings per share, discontinued operations	(0.00)	(0.01)
Net earnings per share	(0.04)	(0.06)
Shares used in calculating basic and diluted loss per share	152,212	150,386
(1) Includes stock compensation expense, which was allocated as follows:
Cost of revenues	$1,636	$1,680
Sales and marketing	651	842
General and administrative	2,628	2,555
Discontinued operations	—	86

	$4,915	$5,163

(2)	Includes $2.0 million of costs related to stockholder proposals and $0.3 million of expenses offset by a $2.2 million insurance recovery of litigation expenses related to the Company’s stock option investigation related costs.

(3)	Loss from discontinued operations, net of tax, is related to the Company’s former Webshots business unit, sold in October 2007.

CNET Networks, Inc.

Condensed Consolidated Balance Sheets

Unaudited

(in thousands)

	March 31, 2008	December 31, 2007 (1)
ASSETS
Current Assets:
Cash and cash equivalents	$97,739	$88,626
Investments in marketable debt securities	11,343	18,296
Accounts receivable, net	80,387	97,122
Deferred tax asset	34,531	23,624
Other current assets	13,672	12,758

Total current assets	237,672	240,426
Investments in marketable debt securities	4,171	510
Restricted cash	1,051	1,417
Property and equipment, net	71,473	72,547
Other assets	16,436	16,677
Deferred tax asset, long term	188,662	188,870
Intangible assets, net	29,555	28,998
Goodwill	87,842	84,039

Total assets	$636,862	$633,484

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,034	$10,518
Accrued liabilities	50,936	48,522
Deferred revenue	14,302	11,829
Current portion of long-term debt	8,932	8,860

Total current liabilities	82,204	79,729
Non-current liabilities:
Long-term debt	53,992	55,108
Other liabilities	4,670	4,464

Total liabilities	140,866	139,301

Commitments and contingencies
Stockholders’ equity:
Common stock: 400,000 shares authorized; 152,335 outstanding at March 31, 2008 and 152,123 outstanding at December 31, 2007	15	15
Additional paid-in-capital	2,916,564	2,910,683
Accumulated other comprehensive loss	(5,708)	(7,727)
Treasury stock, at cost: 1,510 shares at March 31, 2008 and December 31, 2007	(30,453)	(30,453)
Accumulated deficit	(2,384,422)	(2,378,335)

Total stockholders’ equity	495,996	494,183

Total liabilities and stockholders’ equity	$636,862	$633,484

(1)	CNET Networks determined in the first quarter of 2008 that at December 31, 2007, the Company’s deferred tax assets were overstated by $4.8 million. The 2007 consolidated financial statements have been revised by reducing previously reported current deferred tax assets by $0.1 million, long term deferred tax assets by $4.7 million, additional paid-in capital by $0.8 million and increasing accumulated deficit by $4.0 million. While this error was not material to previously filed annual consolidated financial statements, management concluded that correcting the error of approximately $4.8 million would be material to its consolidated statement of operations for 2008, and accordingly, prior period deferred tax assets, additional paid-in capital and accumulated deficit have been revised.

CNET Networks, Inc.

Condensed Consolidated Statements of Cash Flows

Unaudited

(in thousands)

	Three Months Ended March 31,
	2008	2007
Cash flows from operating activities:
Net loss	$(6,087)	$(9,118)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	9,615	10,709
Fair value remeasurement of stock option liability instruments	—	(702)
Noncash stock compensation	4,915	5,163
Deferred taxes	(10,416)	—
Tax benefit from exercise of stock options	(104)	—
Excess tax benefits from stock-based compensation	(155)	—
Other noncash items, net	222	(59)
Provision for doubtful accounts	295	363
Gains on sales of privately held investment	(990)	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	16,440	13,611
Other assets	(950)	(2,992)
Accounts payable	(2,484)	(2,573)
Accrued liabilities	5,437	(2,596)
Other liabilities	207	(770)

Net cash provided by operating activities	15,945	11,036

Cash flows from investing activities:
Purchase of marketable debt securities	(7,882)	(6,372)
Proceeds from sales of marketable debt securities	11,425	24,161
Proceeds from sale of investment in privately-held company	1,015	—
Release of restricted cash	393	—
Cash paid for other intangible assets	(52)	(181)
Cash paid for acquisitions, net of cash acquired	(3,884)	(14,108)
Sale of leasehold improvements	—	2,349
Purchases of property and equipment	(7,739)	(9,540)

Net cash used in investing activities	(6,724)	(3,691)

Cash flows from financing activities:
Proceeds from issuance of stock	1,070	6,454
Excess tax benefits from stock-based compensation	155	—
Principal payments on borrowings	(1,500)	—

Net cash provided by (used in) financing activities	(275)	6,454

Net increase in cash and cash equivalents	8,946	13,799
Effect of exchange rate changes on cash and cash equivalents	167	156
Cash and cash equivalents at the beginning of the period	88,626	31,327

Cash and cash equivalents at the end of the period	$97,739	$45,282

CNET Networks, Inc.

Quarterly Statistical Highlights

Unaudited

	Q1-08	Q4-07	Q3-07	Q2-07	Q1-07
Total Quarterly Revenue ($mm)	$91.4	$125.5	$96.7	$94.6	$89.1

Revenue Distribution (%) (a)
Marketing Services	87%	91%	88%	89%	87%
Licensing, Fees and User	13%	9%	12%	11%	13%
Segment Revenue ($mm)
U.S. Media	$69.0	$94.7	$74.0	$71.1	$71.2
International Media	22.4	30.8	22.7	23.5	17.9

Advertiser Metrics
CNET Networks Top 100 US Advertisers’ Renewal Rate (Q-to-Q)	93%	94%	95%	95%	96%
CNET Networks Top 100 US Advertisers’ % of Revenue	55%	55%	53%	52%	57%

Select Business Metrics (b)
Network Unique Users (mm)	161.3	147.6	141.1	137.4	143.7
Network Average Daily Page Views (mm)	89.7	82.8	91.0	74.9	81.2

Balance Sheet Highlights ($mm)
Cash	$97.7	$88.6	$54.9	$59.5	$45.3
Marketable Debt Securities	15.5	18.8	16.5	25.9	27.4

Total Cash and Investments	$113.2	$107.4	$71.4	$85.4	$72.7
Days Sales Outstanding (DSO)	79	70	72	67	74
Total Debt	$62.9	$64.0	$66.1	$75.7	$77.0

Note: The accompanying unaudited financial information, except for DSO, excludes revenues and expenses of our Webshots business unit which was sold in October 2007.

(a)	Marketing Services - represents sales of advertisements on our Internet network through impression-based and activity-based advertising and sales of advertisements in our print publications.

Licensing, Fees and User - represents licensing our product database and online content, subscriptions to online services and print publications.

(b)	In the third quarter of 2007, the Company completed the migration of its U.S. data reporting platforms to its international properties. Therefore, beginning in the third quarter of 2007, the Company's user metrics now include the full effect of its new and developing international properties in China and Europe.

CNET Networks, Inc. Business Outlook $ in millions, except per share data	Q1-08 actual	Q2-08 estimate Low - High	FY 2008 estimate Low - High
Total Revenues	$91.4	$100 - $104	$440 - $460

Operating income before depreciation, amortization, restructuring charges, stock compensation, stockholder proposals and stock option investigation related costs, net	$1.7	$15 - $17	$88 - $96

Depreciation expense	$6.8	$6.5	$27.0

Amortization expense	$2.8	$2.3	$10.0

Restructuring charges	$5.1	$—	$5.1

Stock compensation expense	$4.9	$4.5	$19.0

Stockholder proposals and option investigation related costs	$0.1	$2.0	$2.1

Operating income (loss)	$(18.0)	$(0.3) - $1.7	$24 - $33

Interest income (expense), net	$(0.9)	$(0.7)	$(2.5)

Other income (expense), net	$2.0	$(0.5)	$(0.5)

Tax expense (benefit)	$(10.8)	$(1.2) - $0.4	$18 - $25

GAAP EPS	$(0.04)	$0.00	$0.03 - $0.04

Note: Operating income guidance for the second quarter 2008 does not consider restructuring charges or ongoing costs or insurance reimbursements associated with the Company’s concluded stock option investigation.

Operating income guidance for 2008 does not consider restructuring charges or ongoing costs or insurance reimbursements associated with the Company’s concluded stock option investigation or expenses associated with the Company’s recent stockholder proposals that may be incurred in the third and fourth quarters of 2008.

CNET Networks, Inc.

Business Segments

CNET Networks’ primary areas of measurement and decision-making include two principal business segments, U.S. Media and International Media. U.S. Media consists of an online media network focused on topics that people are highly interested in such as technology, entertainment, lifestyle and business. International Media includes media properties under several of the same brands as our sites in the United States with additional brands represented in markets such as China, France, Germany and the United Kingdom and several print publications in China. Management believes that segment operating income (loss) before depreciation, amortization, stock compensation expense, stockholder proposals and stock option investigation related costs, net, is an appropriate measure of evaluating the operating performance of the company’s segments. However, segment operating income (loss) before depreciation, amortization, stock compensation expense, stockholder proposals and stock option investigation related costs, net, should not be considered a substitute for operating income, cash flows or other measures of financial performance or liquidity prepared in accordance with generally accepted accounting principles.

(Unaudited) (in thousands)
	U.S. Media	International Media	Other (1)	Total
Three Months Ended March 31, 2008
Revenues	$69,000	$22,420	$—	$91,420
Operating expenses	64,597	25,120	19,704	109,421

Operating income (loss)	$4,403	$(2,700)	$(19,704)	$(18,001)

Three Months Ended March 31, 2007
Revenues	$71,218	$17,859	$—	$89,077
Operating expenses	57,685	20,344	18,717	96,746

Operating income (loss)	$13,533	$(2,485)	$(18,717)	$(7,669)

(1)	For the three months ended March 31, 2008 and 2007, Other includes the following:

	2008	2007
Depreciation	$6,849	$7,059
Amortization	2,766	2,152
Stock compensation expense	4,915	5,077
Restructuring costs	5,071	—
Stockholder proposals and stock option investigation related costs, net	103	4,429

	$19,704	$18,717

Note to Unaudited Condensed Consolidated Statements of Operations

This press release and its attachments include certain non-GAAP financial measures. The following table summarizes these non-GAAP measures and the related GAAP measures to which these measures are reconciled.

Non-GAAP Measures	Most Comparable GAAP Measures to which these Non- GAAP Measures are Reconciled

Non-GAAP operating income before depreciation, amortization, stock compensation, restructuring charges, stockholder proposals and stock option investigation related costs, net	Operating income (loss)

Non-GAAP net income	Net income (loss)

Non-GAAP diluted net income per share	Net income (loss) per share

Free cash flow	Net cash provided by (used in) operating activities

Free cash flow excluding stockholder proposals and stock option investigation related costs, net	Net cash provided by (used in) operating activities

Cash operating expenses (operating expenses before stock compensation expense, depreciation and amortization)	Operating income (loss)

Cash operating expense before stock compensation, restructuring charges, stockholder proposals and stock option investigation related costs, net	Operating income (loss)

Management uses these non-GAAP financial measures for internal managerial purposes and when publicly providing the Company’s business results and outlook. The Company describes uses and limitations specific to each non-GAAP financial measure below. Management compensates for limitations in the use of non-GAAP financial measures by also relying on comparable GAAP financial measures and providing investors with a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. Further, management uses non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. Management believes these non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations and liquidity that, when viewed with the Company’s GAAP results, provide a more complete understanding of factors and trends affecting the Company’s business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, operating income (loss), cash flow from operating activities, net income (loss), net income (loss) per share and operating expenses calculated in accordance with GAAP.

Non-GAAP operating income before depreciation, amortization, stock compensation expense, restructuring charges and stockholder proposals and stock option investigation related costs, net, is defined as operating income (loss) in accordance with GAAP, less these specific expenses. Management considers this measure to be useful in evaluating the ability of the Company’s business to generate cash from operations. Management uses this metric in making financial and operating decisions and for planning purposes. This metric is also used as a component in calculating target bonus opportunities for executive officers under the Company’s 2008 annual incentive plan for executive employees. Depreciation and amortization are non-cash items, which include amounts related to past transactions and expenditures that are not necessarily reflective of the current cash or capital requirements of the business. Stock compensation expense is also a non-cash item which is based in part on stock price and stock volatility and is therefore not necessarily reflective of the Company’s operating performance. Excluding these non-cash items allows management to make financial and operating decisions and evaluate the business. Although costs associated with restructuring charges and stockholder proposals and stock option investigation related costs, net, require settlement in cash, their impact on the Company’s liquidity is not included in these measures as these costs are not considered by management to be reflective of the Company’s ability to generate cash or of the Company’s operating performance. A limitation of this metric is that, although depreciation and amortization are non-cash charges, the capitalized assets being depreciated and amortized will often have to be replaced in the future, and these non-

GAAP measures do not reflect any cash requirements for such replacements. An additional limitation to this metric is that is excludes costs that are paid in cash and that affect the Company’s liquidity. Management compensates for these limitations by also evaluating the Company's GAAP financial measures, including operating income (loss), and using operating income (loss) before depreciation, amortization, stock compensation expense, restructuring charges and stockholder proposals and stock option investigation related costs, net, only on a supplemental basis. Non-GAAP net income and non-GAAP net income per share should be considered in addition to, and not as a substitute for, other measures of financial performance or liquidity prepared in accordance with GAAP.

Non-GAAP net income is defined as net income excluding: stock compensation expense; restructuring charges; stockholder proposals and stock option investigation related costs, net; discontinued operations; and certain non-operating gains. Management believes that non-GAAP net income and non-GAAP net income per share are useful to investors as supplements to GAAP net income (loss) and net income (loss) per share in evaluating the Company’s operating performance. Stock compensation expense is a non-cash item which is based in part on stock price and stock volatility and is therefore not necessarily reflective of the Company’s operating performance. Although costs associated with restructuring charges and stockholder proposals and stock option investigation related costs, net, require settlement in cash, their impact on the Company’s liquidity is not included in these measures as these costs are not considered by management to be reflective of the Company’s ability to generate cash or of the Company’s operating performance, nor are certain gains or discontinued operations. A limitation of non-GAAP net income and non-GAAP net income per share is that the costs related to the stockholder proposals and the Company’s stock option investigation related costs, restructuring costs and discontinued operations all have cash impacts on the Company, and non-GAAP net income and non-GAAP net income per share do not reflect these costs on the Company’s results of operations. Management compensates for these limitations by also evaluating the Company’s GAAP financial measures, including net income (loss), and using non-GAAP net income only on a supplemental basis. Non-GAAP net income and non-GAAP net income per share should be considered in addition to, and not as a substitute for, other measures of financial performance or liquidity prepared in accordance with GAAP.

Free Cash Flow is a non-GAAP financial measure defined as net cash provided by operating activities less net capital expenditures. The Company believes that free cash flow provides useful information about the amount of cash generated by the business after the purchase of property and equipment. Similarly, the Company believes that free cash flow excluding expenses related to stockholder proposals and the stock option investigation related costs, net, provides useful information because such expenses, while settled in cash, are not reflective of the ability of the Company’s business to generate cash. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. An additional limitation of free cash flow excluding expenses related to stockholder proposals and the stock option investigation related costs, net, is that it excludes costs that are paid in cash and that affect the Company’s liquidity. Management compensates for these limitations by also evaluating the Company’s GAAP financial measures, such as net cash provided from operating, and by using free cash flow and free cash flow excluding expenses related to stockholder proposals and the stock option investigation related costs on a supplemental basis. Free cash flow and free cash flow excluding stockholder proposals and stock option investigation related costs, net, should be considered in addition to, and not as a substitute for, other measures of financial performance or liquidity prepared in accordance with US GAAP.

Management believes that cash operating expenses (operating expenses before stock compensation expense, depreciation and amortization) and cash operating expenses before expenses related to stockholder proposals and the stock option investigation related costs, net, are useful to investors as supplements to GAAP operating expense in evaluating the Company’s operating performance. Depreciation and amortization are non-cash items, which include amounts related to past transactions and expenditures that are not necessarily reflective of the current cash or capital requirements of the business. Stock compensation expense is also a non-cash item which is based in part on stock price and stock volatility and is therefore not necessarily reflective of the Company’s operating performance. Excluding these non-cash items allows management to make financial and operating decisions and evaluate the business. Although costs associated with restructuring charges and stockholder proposals and stock option investigation related costs, net, require settlement in cash, their impact on the Company’s liquidity is not included in these measures as these costs are not considered by management to be reflective of the Company’s ability to generate cash or operating performance. A limitation of these metrics is that, although depreciation and amortization are non-cash charges, the capitalized assets being depreciated and amortized will often have to be replaced in the future, and these non-GAAP measures do not reflect any cash requirements for such replacements. An additional limitation to these metric is that costs associated with the stockholder proposals and the stock option investigation related costs, net, are paid in cash and affect the Company’s liquidity. Management compensates for these limitations by evaluating the Company’s GAAP financial measures, including operating expense, and using operating expense before stockholder proposals and stock option investigation related costs, net, on a supplemental basis. Cash operating expenses and cash operating expenses before stockholder proposals and stock option investigation related costs, net, should be considered in addition to, and not as substitutes for, other measures of financial performance or liquidity prepared in accordance with GAAP.

CNET Networks, Inc.

Consolidated Operating Loss Reconciliation

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2008	2007
Operating loss	$(18,001)	$(7,669)
Depreciation	6,849	7,059
Amortization of intangible assets	2,766	2,152
Stock compensation expense	4,915	5,077

Non-GAAP operating (loss) income before depreciation, amortization and stock compensation expense	(3,471)	6,619
Restructuring costs	5,071	—
Stockholder proposals and stock option investigation related costs, net	103	4,429

Non-GAAP operating income before depreciation, amortization, stock compensation expense, restructuring charges, stockholder proposals and stock option investigation related costs, net	$1,703	$11,048

CNET Networks, Inc.

Consolidated Net Loss Reconciliation

(Unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,
	2008	2007
Net Loss	$(6,087)	$(9,118)

Stock compensation expense	4,915	5,077
Stockholder proposals and stock option investigation related costs, net	103	4,429
Restructuring costs	5,071	—
Realized gain on privately-held investment	(990)	—
Fair value remeasurement (1)	—	(702)
Loss from discontinued operations	22	860

Effect on earnings from: stock compensation; restructuring charges; stockholder proposals and stock option investigation related costs, net; realized gain on privately-held investment; fair value remeasurement; and discontinued operations	9,121	9,664
Tax effect of reconciling items, reflecting tax rates of 80.0% and 0% for the quarters ended March 31, 2008 and 2007, respectively (2)	(7,297)	—

Non-GAAP net income (loss) excluding: stock compensation; restructuring charges; stockholder proposals and stock option investigation related costs, net; realized gain on privately-held investment; fair value remeasurement; and discontinued operations	$(4,263)	$546

Diluted net loss per share	$(0.04)	$(0.06)

Shares used in calculating diluted net loss per share	152,212	150,386

Non-GAAP diluted net income (loss) per share excluding stock compensation expense; stockholder proposals and stock option investigation related costs, net; restructuring costs; realized gain on privately-held investment; fair value remeasurement; and discontinued operations	$(0.03)	$0.00

Shares used in calculating non-GAAP diluted net income (loss) per share excluding stock compensation expense; stockholder proposals and stock option investigation related costs, net; restructuring costs; realized gain on privately-held investment; fair value remeasurement; and discontinued operations	152,212	152,192

(1)	In the year ended December 31, 2007, the Company recognized a gain from the remeasurement of a liability related to our stock option extensions to former employees.

(2)	The tax effect of reconciling items for the three months ended March 31, 2008, reflects a reduction in the income tax benefit as a result of the exclusion of the above $9.1 million of expenses from net loss. The Company records an interim provision for income taxes in accordance with US GAAP by computing an effective income tax rate on forecast pretax accounting income for the year. The adjustments to reconcile the reported net loss to the non-GAAP net loss have been reduced by the associated US effective tax rate of 80.0%. The rate is significantly higher than the statutory rate due to the impact of expiring net operating losses.

CNET Networks, Inc.

Consolidated Cash Flows from Operating Activities Reconciliation

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2008	2007
Cash flows from operating activities	$15,945	$11,036
Capital expenditures (1)	(7,739)	(7,191)

Free cash flow	8,206	3,845
Stockholder proposals and stock option investigation related costs, net	103	4,429

Free cash flow excluding stockholder proposals and stock option investigation related costs, net	8,309	$8,274

(1)	Capital expenditures for the three months ended March 31, 2007 are net of $2,349 in cash proceeds under a sale-leaseback transaction related to certain leasehold improvements made during the first quarter of 2007.

CNET Networks, Inc.

Consolidated Operating Expense Reconciliation

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2008	2007
Operating expenses	$109,421	$96,746
Less non-cash operating expenses:
Stock compensation expense	4,915	5,077
Depreciation	6,849	7,059
Amortization of intangible assets	2,766	2,152

Cash operating expenses	94,891	82,458
Restructuring charges	5,071	—
Stockholder proposals and stock option investigation related costs, net	103	4,429

Cash operating expenses before restructuring charges, stockholder proposals and stock option investigation related costs, net	$89,717	$78,029